Exhibit 10.1

SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT is entered into by and between Gastar Exploration Ltd., a Canadian corporation, Gastar Exploration USA, Inc., a Michigan corporation (together, the “Company’), and J. Russell Porter (“Porter”) as of February 3, 2011.

WHEREAS, the Company and Porter have heretofore entered into that certain Employment Agreement effective as of March 23, 2005 (the “Employment Agreement”); and

WHEREAS, the Company and Porter have heretofore entered in the First Amendment to the Employment Agreement effective July 25, 2008;

WHEREAS, the Company and Porter desire to amend the Employment Agreement by mutual consent;

NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and Porter hereby agree, effective as of the date set forth above, the Employment Agreement is hereby amended as provided below:

1.	Section 8(a) “When Severance is Paid.” is amended to read as follows:
“Company shall pay a severance benefit to Porter if Porter’s employment is terminated pursuant to Section 4(a), 4(b), and/or 4(d).  No severance shall be paid if Porter’s employment is terminated pursuant to Sections 4(c) and 4(e).”

Except as expressly modified by the First Amendment and this Second Amendment, the terms of the Employment Agreement shall remain in full force and effect and are hereby confirmed and ratified.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first set forth above.

GASTAR EXPLORATION USA., INC f/k/a/		GASTAR EXPLORATION LTD.
FIRST SOURCENERGY WYOMING, INC.

BY:	/s/ Michael A. Gerlich	BY:	/s/ Michael A. Gerlich
Name:	Michael A. Gerlich	Name:	Michael A. Gerlich
Title:	CFO and Vice President	Title:	CFO and Vice President

PORTER

/s/ J. RUSSELL PORTER
J. Russell Porter